EXHIBIT 16.2

December 21, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Summer Infant, Inc’s statements included under Item 4.01 of its Form 8-K filed on December 21, 2007, and we agree with such statements concerning our firm.

/S/ GOLDSTEIN GOLUB KESSLER LLP